As filed with the Securities and Exchange Commission on May 18, 2000
  Registration No. 333-_____

                                     FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     MID-WISCONSIN FINANCIAL SERVICES, INC.
                (Exact name of registrant as specified in its charter)
      WISCONSIN                                           06-1169935
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                              132 WEST STATE STREET
                            MEDFORD, WISCONSIN  54451
                     (Address of principal executive offices)  (Zip Code)

                          EMPLOYEE STOCK PURCHASE PLAN
                             1999 STOCK OPTION PLAN
                       1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plans)

                                 GENE C. KNOLL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    MID-WISCONSIN FINANCIAL SERVICES, INC.
                             132 WEST STATE STREET
                              MEDFORD, WI  54451
                                (715) 693-4470

                                  Copies to:
                             ARNOLD J. KIBURZ III
                            RUDER, WARE & MICHLER,
                           A LIMITED LIABILITY S.C.
                                 P.O. BOX 8050
                            WAUSAU, WI  54402-8050
                                (715) 845-4336
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                                          Proposed        Proposed maximum
  Title of securities  Amount to be    maximum offering   aggregate offering    Amount of
   to be registered  registered(1)(2) price per share(3)      price(3)        registration
                                                                                   fee
 Common stock,          318,293             $27.42          $8,727,804.40       $2,304.14
  no par value          shares

 (1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the plans being registered pursuant to this Registration
     Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
     Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
 (2) Includes 50,000 shares issuable under the 1999 Employee Stock Purchase
     Plan, 260,154 shares issuable under the 1999 Stock Option Plan, and 8,139 shares issuable under the 1991 Employee Stock Option Plan.
 (3) The Proposed Maximum Aggregate Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule
     457(h).  With respect to the 10,714 shares subject to outstanding options to purchase common stock under the plans described above, the Proposed Maximum
     Aggregate Offering Price Per Share is equal to the weighted average exercise price of $25.14 per share pursuant to Rule 457(h).  With respect to the
     307,579 shares of common stock available for future issuance under the Plans for which the price at which options to be granted in the future is not currently determined, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) based on the price reported on the OTC
     Bulletin Board on May 15, 2000 ($27.50).

                              PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Mid-Wisconsin Financial Services, Inc. ("Registrant") are incorporated by reference in and made a part of this Registration Statement by this reference:

     (1) Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

     (2) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

     (3) (a) the description of Registrant's common stock contained in
             Item 11, pages 54-56 of Amendment No. 2 to Form 8, dated August 14, 1990, in which the terms, rights and provisions applicable to Registrant's common stock are described;

         (b) the description of the common stock contained in Item 5 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed for the purposes of updating the description incorporated by reference to
             (2)(a); and

         (c) any amendment or report, including a report on Form 10-K, Form 8-K or Form 10-Q, filed by the Registrant for the purpose of updating the descriptions incorporated by reference in (3)(a) and (b); and

     (4) Filed by Registrant or the Plan with the Commission pursuant to
         Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

 ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.
                                  -2-
 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Registrant is incorporated under the Wisconsin Business Corporation Law. Pursuant to sections 180.0850 to 180.0859 of the Wisconsin statutes, subject to the limitations stated therein, Registrant is required to indemnify any director or officer against liability and reasonable expenses (including attorneys' fees) incurred by such person in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of Registrant, unless liability was incurred because such person breached or failed to perform a duty owed to the Registrant which constituted (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which such person has a material conflict of interest; (ii) a violation of criminal law, unless such person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which such person derived an improper personal profit; or (iv) willful misconduct. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights or indemnification to which a person may be entitled under the Registrant's articles of incorporation or bylaws, or any written agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 180.0859 of the Wisconsin statutes provides that it is the public policy of the State of Wisconsin that such indemnification provisions apply, to the extent applicable to any other proceeding, to, among other things, the offer, sale or purchase of securities in any proceeding involving a state or federal statute.

     Article XI of the Registrant's bylaws require the Registrant to indemnify its directors and officers to the fullest extent provided under Wisconsin law. Directors and officers of the Registrant are also insured, subject to certain specified exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective offices, which include claims under the Securities Act of 1933, as amended.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

 ITEM 8.  EXHIBITS.

  4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)
                                  -3-
  4.2 Bylaws, as amended September 20, 1995 (incorporated by reference to
      Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)

  5.1 Opinion of Ruder, Ware & Michler, A Limited Liability S.C.
      (including consent)

 10.1 Registrant's Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000)

 10.2 Registrant's 1999 Stock Option Plan (incorporated by reference to
      Exhibit 10.8 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000)

 10.3 Registrant's 1991 Employee Stock Option Plan (incorporated by reference to Exhibit 10(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)

 23.1 Consent of Ruder, Ware & Michler, A Limited Liability S.C.
      (included in Exhibit 5.1)

 23.2 Consent of Wipfli Ullrich Bertelson LLP.

 24.1 Powers of attorney are set forth under "Signatures," Part II, page 7 of this Form S-8.

 ITEM 9.  UNDERTAKINGS.

 (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (or the most recent post-effective amendment thereto); and
                                  -4-
          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                  -5-

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Wisconsin, on May 17, 2000.

                            MID-WISCONSIN FINANCIAL SERVICES, INC.


                            By:  GENE C. KNOLL
                                 Gene C. Knoll
                                 President and Chief Executive Officer
                                  -6-

                         POWER OF ATTORNEY

             Each person whose signature appears below hereby constitutes and appoints the President or the Vice President, or either of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or abbreviated registration statement increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2000.

 GENE C. KNOLL                     RONALD D. ISAACSON
 Gene C. Knoll                     Ronald D. Isaacson
 President and Chief Executive     Chairman of the Board
 Officer and Director
 (Principal Executive Officer)

 JAMES F. MELVIN
 James F. Melvin                   James R. Peterson
 Vice Chairman of the Board        Director

 NORMAN A. HATLESTAD               JAMES N. DOUGHERTY
 Norman A. Hatlestad               James N. Dougherty
 Director                          Director

 JAMES P. HAGER                    JACK E. WILD
 James P. Hager                    Jack E. Wild
 Director                          Director

 FRED J. SCHROEDER                 KURT D. MERTENS
 Fred J. Schroeder                 Kurt D. Mertens
 Vice President and a Director     Director

 KATHRYN M. HEMER                  RHONDA R. KELLEY
 Kathryn M. Hemer                  Rhonda R. Kelley
 Director                          Controller (Principal Accounting
                                   Officer)
                                  -7-
                           EXHIBIT INDEX
                                TO
                             FORM S-8
                                OF
              MID-WISCONSIN FINANCIAL SERVICES, INC.
             PURSUANT TO <section>232.102(D) OF REGULATION S-T
                      (17 C.F.R. <section>232.102(D))


     5.1 Opinion of Ruder, Ware & Michler, A Limited Liability S.C. (including consent)

     10.1 Registrant's Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000)

     10.2 Registrant's 1999 Stock Option Plan (incorporated by reference to Exhibit 10.8 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000)

     10.3 Registrant's 1991 Employee Stock Option Plan (incorporated by reference to Exhibit 10(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995)

     23.1 Consent of Ruder, Ware & Michler, A Limited Liability S.C. (included in Exhibit 5.1)

     23.2 Consent of Wipfli Ullrich Bertelson LLP.

     24.1 Powers of attorney are set forth under "Signatures," Part II, page 7 of this Form S-8.
                                  -8-